Exhibit 4.8
AMENDMENT NUMBER 5 TO LOAN DOCUMENTS
     THIS AMENDMENT NUMBER 5 TO LOAN DOCUMENTS (this “Fifth Amendment”), is entered into as of August 26, 2010 by and between GVECR II 2007 E Trust dated December 17, 2007 (“Lender”), PRIVATE EQUITY MANAGEMENT GROUP, INC., a Nevada corporation, as the arranger and administrative agent for the Lender (in such capacity, “Agent”) under the Credit Agreement (as defined herein) and in its capacity as a “Security holder” under the Registration Rights Agreement (as defined herein), and BAKERS FOOTWEAR GROUP, INC., a Missouri corporation (“Borrower”), in its capacities as party to both the Credit Agreement and the Registration Rights Agreement.
W I T N E S S E T H
     WHEREAS, Borrower, Agent and Lender are parties to that certain Second Lien Credit Agreement, dated as of February 1, 2008 (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”);
     WHEREAS, Borrower, Agent and Lender are parties to that certain Amendment No. 1 to Loan Documents dated as of May 12, 2008 (the “First Amendment”);
     WHEREAS, Borrower, Agent and Lender are parties to that certain Amendment No. 2 to Loan Documents dated as of April 9, 2009 (the “Second Amendment”);
     WHEREAS, Borrower, Agent and Lender are parties to that certain Amendment No. 3 to Loan Documents dated as of September 3, 2009 (the “Third Amendment”);
     WHEREAS, Borrower, Agent and Lender are parties to that certain Amendment No. 4 to Loan Documents dated as of March 23, 2010 (the “Fourth Amendment”);
     WHEREAS, Borrower has informed Agent and Lender that it intends to sell to Steven Madden, Ltd. (“Madden”) a debenture in the principal amount of $5,000,000 and 1,844,860 shares of common stock pursuant to a Debenture and Stock Purchase Agreement (“Madden Indebtedness”);
     WHEREAS, the Madden Indebtedness shall be subordinated to Borrower’s indebtedness to Lender under the Credit Agreement;
     WHEREAS, Borrower has requested Lender’s consent to the Madden Indebtedness, in consideration for which: (i) Madden and Borrower shall enter into a Subordination Agreement with Lender in which the Madden Indebtedness shall be made subordinate to Borrower’s indebtedness to Lender under the Credit Agreement; and (ii) Borrower shall prepay the final installment of principal due under the Credit Agreement on January 1, 2011 rather than February 1, 2011;
     WHEREAS, subject to the satisfaction of the conditions set forth herein, Lender is willing to consent to the Madden Indebtedness;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Documents as follows:
1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.
2. AMENDMENT TO CREDIT AGREEMENT
     (a) In Section 3.3, “February 1, 2011” is hereby deleted and replaced with “January 1, 2011”; and
     (b) In Section 2.2(c)(i), “34” is hereby deleted and replaced with “33”.
3. CONDITIONS PRECEDENT TO THIS FIFTH AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Fifth Amendment and each and every provision hereof:
     (a) The representations and warranties in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);
     (b) No Default or Event of Default shall have occurred and be continuing under the Credit Agreement as of the date hereof;
     (c) No Event of Default shall have occurred and be continuing under the Second Amended and Restated Loan and Security Agreement dated as of August 31, 2006 between Bank of America, N.A. (“Bank of America”) and Borrower, as amended, as of the date hereof;
     (d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, Agent or any Lender; and
     (e) Borrower shall have executed and delivered this Fifth Amendment to Lender by no later than August 26, 2010.
4. CONSTRUCTION. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.
5. ENTIRE AMENDMENT; EFFECT OF FIFTH AMENDMENT. This Fifth Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly set forth in this Fifth Amendment, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Fifth Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Fifth Amendment shall control. This Fifth Amendment is a Loan Document.
6. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Fifth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Fifth Amendment by signing any such counterpart. Delivery of an executed counterpart of this Fifth Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Fifth Amendment. Any party delivering an executed counterpart of this Fifth Amendment by telefacsimile also shall deliver an original executed counterpart of this Fifth Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Fifth Amendment.
7. MISCELLANEOUS.
     (a) Upon the effectiveness of this Fifth Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and this Fifth Amendment.
     (b) Upon the effectiveness of this Fifth Amendment, each reference in the Loan Documents to the “Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and this Fifth Amendment.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be executed and delivered as of the date first written above.

BAKERS FOOTWEAR GROUP, INC.

By:	/s/ Peter Edison
Title:	Chairman & CEO

PRIVATE EQUITY MANAGEMENT
GROUP, INC., as Agent and as Security holder

By:	/s/ Jim LeSieur
Name:	Jim LeSieur
Title:	Chief Operating Officer

GVECR II 2007 E Trust dated December 17,
2007, as Lender

By:	/s/ Robert P. Mosier
Name:	Robert P. Mosier
Title:	Receiver

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